Exhibit 99.1

Deluxe Corporation
P.O. Box 64235
St. Paul, MN 55164-0235
(651) 483-7111

For additional information:
Jeff Johnson
Treasurer and VP Investor Relations
(651) 787-1068

DELUXE CORPORATION COMMENCES TENDER OFFER FOR ITS 5.00% SENIOR NOTES DUE 2012 AND RELATED
CONSENT SOLICITATION

St. Paul, Minn. – February 22, 2011 – Deluxe Corporation (NYSE: DLX) (the “Company”) today announced that it has commenced a tender offer to purchase for cash any and all of its 5.00% Senior Notes due 2012 (the “Notes”) on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated February 22, 2011, and the related Consent and Letter of Transmittal (together, the “Offer Documents”). Concurrently with the tender offer, the Company is soliciting consents to proposed amendments to the indenture governing the Notes (the “Indenture”), providing for, among other things, the elimination of substantially all of the restrictive covenants contained in the Indenture. Holders that tender Notes must also consent to such proposed amendments to the Indenture.

The consent payment deadline will be 5:00 p.m., New York City time, on March 7, 2011, unless extended or earlier terminated by the Company (such date and time, as the same may be modified, the “Consent Payment Deadline”). The tender offer will expire at 11:59 p.m., New York City time, on March 21, 2011, unless extended or earlier terminated by the Company (such date and time, as the same may be modified, the “Expiration Time”). Tenders of Notes made and consents delivered may be withdrawn and revoked at any time at or prior to 5:00 p.m., New York City time, on March 7, 2011, unless extended or earlier terminated by the Company (such date and time, as the same may be modified, the “Withdrawal Deadline”), but not thereafter, unless required by applicable law.

The total consideration to be paid for each $1,000 principal amount of Notes validly tendered at or prior to the Consent Payment Deadline and not validly withdrawn at or prior to the Withdrawal Deadline will be $1,045 (the “Total Consideration”). The Total Consideration includes a payment of $30 per $1,000 principal amount of Notes (the “Consent Payment”) payable only in respect of Notes validly tendered and consents validly delivered at or prior to the Consent Payment Deadline. Holders validly tendering Notes after the Consent Payment Deadline but at or prior to the Expiration Time will be eligible to receive only $1,015 per $1,000 principal amount of Notes (the “Tender Offer Consideration”), namely an amount equal to the Total Consideration less the Consent Payment. In addition, holders whose Notes are purchased in the tender offer will receive accrued and unpaid interest in respect of their purchased Notes from the most recent interest payment date to, but not including, the applicable payment date for the Notes.

The Company has reserved the right, at any time following the Consent Payment Deadline, but at or prior to the Expiration Time (the “Early Acceptance Date”), subject to the terms and conditions of the tender offer being satisfied or waived, to accept for purchase all Notes validly tendered at or prior to the Early Acceptance Date and not validly withdrawn at or prior to the Withdrawal Deadline. If the Company elects to exercise this option, it will pay the Total Consideration or Tender Offer Consideration, as the case may be, for the Notes accepted for purchase at the Early Acceptance Date on a date (the “Early Payment Date”) promptly following the Early Acceptance Date. On the Early Payment Date, if any, the Company will pay accrued and unpaid interest to, but not including, the Early Payment Date on Notes accepted for purchase at the Early Acceptance Date.

Subject to the terms and conditions of the tender offer being satisfied or waived, the Company will, after the Expiration Time (the “Final Acceptance Date”), accept for purchase all Notes validly tendered at or prior to the Expiration Time (and not validly withdrawn at or prior to the Withdrawal Deadline) (or if the Company has exercised its early purchase option described above, all Notes validly tendered after the Early Acceptance Date and at or prior to the Expiration Time). The Company will pay the Total Consideration or Tender Offer Consideration, as the case may be, for Notes accepted for purchase at the Final Acceptance Date on a date (the “Final Payment Date”) promptly following the Final Acceptance Date. On the Final Payment Date, the Company will pay accrued and unpaid interest to, but not including, the Final Payment Date on Notes accepted for purchase at the Final Acceptance Date.

The Company’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn pursuant to the tender offer is conditioned upon the satisfaction or, when applicable, waiver of certain conditions, which are more fully described in the Offer Documents, including, among others, (1) the Company’s receipt of consents of holders of at least a majority in principal amount of the outstanding Notes to the proposed amendments to the Indenture and (2) the Company’s receipt of aggregate proceeds (before initial purchasers’ discounts and fees and other offering fees and expenses) of at least $200.0 million from a private placement of new senior notes on terms satisfactory to the Company and the availability of sufficient funds under the Company’s revolving credit facility of the balance necessary to purchase any Notes accepted for purchase. The new notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws. In no event will the information contained in this press release or the Offer Documents regarding the new notes constitute an offer to sell or a solicitation of an offer to buy any new notes.

The proposed amendments to the Indenture for which consents are being solicited will be set forth in a supplemental indenture and are described in more detail in the Offer Documents. The supplemental indenture will not be executed unless and until the Company has received consents of holders of at least a majority in principal amount of the outstanding Notes, and the proposed amendments will not become operative until the earlier of the Early Acceptance Date and the Final Acceptance Date.

J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC are acting as dealer managers for the tender offer and as solicitation agents for the consent solicitation. J.P. Morgan Securities LLC can be contacted at (800) 245-8812 (toll free) or (212) 270-1200 (collect) and Credit Suisse Securities (USA) LLC can be contacted at (800) 820-1653 (toll free) or (212) 538-2147 (collect). Wells Fargo Bank, National Association is the depositary for the tender offer and the consent solicitation. Georgeson Inc. is the information agent for the tender offer and the consent solicitation.

The Offer Documents will be distributed to holders of Notes promptly. Additional copies of the Offer Documents and other related documents may be obtained by calling the information agent at (212) 440-9800 (for banks and brokers only) or (800) 932-9864 (toll free).

The tender offer and the consent solicitation are being made solely on the terms and conditions set forth in the Offer Documents. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the Notes or any other securities of the Company. This press release also is not a solicitation of consents to the proposed amendments to the Indenture. No recommendation is made as to whether holders of Notes should tender their Notes or deliver their consent. Holders of Notes should carefully read the Offer Documents because they contain important information, including the various terms and conditions of the tender offer and the consent solicitation.

About Deluxe Corporation

Deluxe Corporation is a growth engine for small businesses and financial institutions. Through its industry-leading businesses and brands, the Company helps small businesses and financial institutions attract and retain customers. The Company employs a multi-channel strategy to provide a suite of life-cycle driven solutions to its customers. In addition to its personalized printed products, the Company offers a growing suite of business services, including logo design, payroll, web design and hosting, business networking and other web-based services to help small business grow. In the financial services industry, the Company sells check programs and fraud prevention, customer loyalty and retention programs to help banks build lasting relationships and grow core deposits. The Company also sells personalized checks, accessories and other services directly to consumers. For more information about the Company, visit http://www.deluxe.com.

Forward-Looking Statements

Statements in this press release concerning the Company’s or management’s intentions, expectations or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations or beliefs, and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Forward-looking statements speak only as of the time made, and the Company assumes no obligation to publicly update any such statements.

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